Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

GOLF TRUST OF AMERICA, INC.

We consent to the incorporation by reference in the Registration Statements No. 333-46657, No. 333-39628 and No. 333-46659 on Form S-8 and Registration Statements No. 333-56251, No. 333-39624 and No. 333-39622 on Form S-3 of our reports dated March 30, 2007, appearing in this Annual Report on Form 10-K of Golf Trust of America, Inc. for the year ended December 31, 2006.

/s/ BDO SEIDMAN, LLP
Charlotte, North Carolina
March 30, 2007	BDO Seidman, LLP